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                                                                    EXHIBIT 10.3

                        STOCK SALE AND PURCHASE AGREEMENT

                           DATED 31ST OF OCTOBER 2006

                                     BETWEEN

                  ALLERGAN HOLDINGS FRANCE, SAS; ALLERGAN, INC.

                                       AND

                 THE SHAREHOLDERS OF GROUPE CORNEAL LABORATOIRES

                                 FIRST AMENDMENT

                             DATED 19 FEBRUARY 2007

Reference is made to the Stock Sale and Purchase Agreement dated 31 October 2006 between Allergan Holdings France, SAS and Allergan, Inc., on the one hand, and the shareholders of Groupe Corneal Laboratoires, on the other hand (the "SPA"). Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the SPA.

The Parties wish to amend Section 2.3(b) and Section 5.23(b) of the SPA.

1.   Amendment of Section 2.3(b)

Section 2.3(b) of the SPA is hereby amended to read as follows:

          (b)  Final Adjustment.

               (i) No later than 20 February 2007, Ernst & Young shall provide to the the Buyer and the Sellers a report stating the amounts of the Cash Adjustment and the Indebtedness Adjustment. The amounts of the Cash Adjustment and the Indebtedness Adjustment as so determined by Ernst & Young shall be final and binding on the Parties, and shall be used to determine the amount of the Final Adjustment (if any), unless, no later than one (1) month after the receipt of such

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                                           AMENDMENT TO STOCK PURCHASE AGREEMENT
                                                                          Page 2


     report or, if such report is not timely received, no later than 14 March 2007, either of the Buyer or the Controlling Shareholder notifies the other that it objects to the Indebtedness Adjustment and to the Cash Adjustment as so determined (stating in reasonable detail the reasons for such objection).

               (ii) If no such notice of objection is given within the time period set forth in Section 2.3(b)(i), the Indebtedness Adjustment and the Cash Adjustment as determined by Ernst & Young shall be deemed to be final and binding for the purposes of this Section 2.3.

               (iii) If such a notice of objection is given within the time period set forth in Section 2.3(b)(i), the Controlling Shareholder and the Buyer shall meet and negotiate in good faith in order to reach agreement with respect to the amount of the Final Adjustment.

               (iv) If no agreement can be reached with respect to the amount of the Final Adjustment within fifteen (15) days as from the date of such notice of objection, the Parties agree to the appointment of BDO (the "REVIEW ACCOUNTANTS"), said Review Accountants acting as experts and not as arbitrators, to prepare a final and conclusive determination of the Indebtedness Adjustment and the Cash Adjustment and of the adjustment of the Purchase Price required as a result thereof. The Review Accountants shall render their report within one (1) month of such retention, which report shall be, one (1) week after it is issued, a final and binding determination of the amount of the Indebtedness Adjustment, the Cash Adjustment and the Purchase Price for the purposes of this Section 2.3, absent gross error or gross negligence on the part of the Review Accountants.

2.   Amendment of Section. 5.23(b)

The date on which the Controlling Shareholder shall provide the Buyer with a list of the accounts receivable as of 31 December 2006 and reserves made with respect thereto, certified by Ernst & Young to be accurate, complete and consistent with past practices (to the extent consistent with applicable GAAP) shall be 7 March 2007.

3.   No Other Amendments

Except as expressly provided herein, the SPA shall remain in full force and effect, without modification.

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                                           AMENDMENT TO STOCK PURCHASE AGREEMENT
                                                                          Page 3


Dated: Paris, 19 February 2007

ALLERGAN HOLDINGS FRANCE, SAS


By: /s/ Paul Boland
    -------------------------------------
    Mr. Paul Boland, Duly Authorized


ALLERGAN, INC.


By: /s/ David Endicott
    -------------------------------------
    Mr. David Endicott, Duly Authorized


Mr. Waldemar Kita, in his name and as the duly authorized representative of the Minority Shareholders:

/s/ Waldemar Kita
-----------------------------------------
EUROPEAN PRE-FLOTATION FUND II


By: /s/ Christian d'Argoubet
    -------------------------------------
    Christian d'Argoubet, Duly Authorized